Exhibit 99.3

COMPUTERSHARE 655 MONTGOMERY STREET SUITE 830 SAN FRANCISCO, CA 94111

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date (or the date to which the meeting may be adjourned from time to time). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date (or the date to which the meeting may be adjourned from time to time). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors unanimously recommends you vote FOR proposals 1 and 2.	For	Against	Abstain

1  To approve the issuance of the common stock of Essex Property Trust, Inc. (“Essex”) to the stockholders of BRE Properties, Inc. (“BRE”) in connection with the merger (the “merger”) of BRE with and into Bronco Acquisition Sub, Inc. (“Merger Sub”), a direct wholly owned subsidiary of Essex, pursuant to the Agreement and Plan of Merger, dated as of December 19, 2013, by and among Essex, Merger Sub and BRE, as amended from time to time.

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2  To approve one or more adjournments of the special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of Essex common stock to BRE stockholders in the merger.

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NOTE: In their discretion, the proxies named on the reverse side of this card are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement/Prospectus for this Special Meeting is/are available at www.proxyvote.com.

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ESSEX PROPERTY TRUST, INC.

SPECIAL MEETING OF STOCKHOLDERS

[            ], 2014,

[        ] [AM/PM] PACIFIC TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith R. Guericke and Michael J. Schall, each of them a proxy and attorney-in-fact, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Essex Property Trust, Inc. held of record by the undersigned on January 23, 2014, at the Special Meeting of Stockholders to be held on [            ], 2014, or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Joint Proxy Statement/Prospectus, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Continued and to be signed on reverse side